V. Scott Vanis
Minerco's Chairman and CEO

A Letter from the Chairman
August 31, 2015

Dear Shareholders,

First, I want to thank you for your patience over the past few weeks. We have been quietly consolidating our foundation and adapting our plan to propel our company forward. The next steps in the evolution of Minerco, Athena (formerly Level 5 Beverage Company), Avanzar Sales & Distribution and our growing roster of brands will be critical in safeguarding our growth; please know that we did not take these complicated decisions lightly. The complexity of all the moving parts combined with our short and long-term strategy requires serious reflection and ongoing vigilance. I will address both our near-term tactics as well as our plans for the future in this letter. Most of what I have to share will excite you but some topics will need to be taken in the context of long-term thinking.

Minerco’s portfolio consists of Athena Brands, Inc. (formerly Level 5), Avanzar Sales & Distribution, VitaminFIZZ®, Vitamin Creamer®, Island Style™, Coffee Boost™ and The Herbal Collection™. We have a few other brands in the pipeline (one short term and one long term), and we will share these additions when the time is right. Some of our products are paramount to our immediate success while others are vital to our continued / long term growth. In addition, we have structured the companies and the brand portfolio to be successful as a combined entity (Minerco, Inc. with Athena Brands, Inc.) or equally viable as stand alone entities. We believe this structure will prove to be very valuable in the future, in both financial value and public perception.

Athena, Avanzar and VitaminFIZZ are staples in our portfolio. While being a staple, VitaminFIZZ is very capital intensive when launching into new markets, and we feel it requires a complimentary brand that can support the corporate monthly burn rate. I have internally nicknamed this new brand a “house” brand but believe the moniker “work horse” brand is more fitting. This new brand will be many things including 1.) already developed, 2.) cash flow positive and 3.) easily integrated into our existing infrastructure network. We have identified and negotiated with a few candidates that fit these criteria, and we have committed to our top choice in general terms. Full disclosure will come once we have finalized all contractual agreements.

VitaminFIZZ has shifted from a startup brand to a mid-stage brand. This transition is a huge step for Athena and VitaminFIZZ but will require a change in our operational philosophy. Having our own distributor (i.e. Avanzar) will make the transition and operations infinitely easier and more efficient in this natural evolution. The unique relationship between our distributor and our brands allows us to combine and comingle resources, staff and operations, providing a level of cost efficiency which is highly unusual for a company of our size.

Product Portfolio
While we continue to vigorously expand the market rollout of VitaminFIZZ, we will be temporarily placing Vitamin Creamer on the back burner, along with Coffee Boost and Island Style. We have not moved The Herbal Collection to the back burner, but we did slow down the rollout to more advantageously align with the renewed debate on Cannabis-related products we expect to occur over the next few months into 2016. The deliberate slowdown of these aforementioned products coupled with the addition of a new “work horse” brand will allow our company to deploy capital more efficiently and become cash flow positive more quickly, thereby delivering more tangible value to our shareholders.

Capital Structure
Please take note that we have started to return common shares from the float to our treasury. While this process took longer than we had hoped, the process has started to yield results, and we expect to have Phase 1 of this share return completed in the next few weeks. I know every one of you is waiting for us to announce our new “game changing” VitaminFIZZ account. While most of the next few VitaminFIZZ key accounts are more than noteworthy, they are also very capital intensive to open and maintain. This includes key accounts we are targeting nationally and in the South West region. Our financial partners, who will provide the capital to support this market expansion into new markets and accounts, have requested or required a change to our capital or organizational structure. After comprehensive analysis and evaluation of countless possible scenarios, we have proposed a change in our capital structure.

The proposal to change our capital structure by effectuating a 100:1 reverse split across the board (common and all preferred series) has been put out to our shareholders. This proposed change in structure is needed to:

1.	Maintain capital requirements for brands, key accounts and expansion;

2.	Provide flexibility for new opportunities;

3.	Start the process of moving to a listed exchange; and
4. Create a manageable share structure for our shareholders and partners.

I made this decision because it is correct for our company and all of its shareholders. The restructuring, while maybe unpopular at first, will give us the strength, security and flexibility required to take the next steps. At this critical juncture, we must adopt a capital preservation mode in order to keep our momentum from faltering. Keep in mind, we started with an idea, moved to a startup, achieved revenue benchmarks and now are a vertically integrated beverage company on a path to profitability. The pairing of a new “work horse” product with VitaminFIZZ and transferring the bulk of operations to Avanzar is designed to bolster our balance sheet and grow both top and bottom line revenues.

As the Chief Executive of Minerco, it is my job to grow the business responsibly, protect shareholders’ interests and make changes to the model as dictated by the real world. As our refreshed strategic plan unfolds, we will keep you updated in the usual fashion.

As always, we appreciate your confidence and support.

Sincerely,

V. Scott Vanis

Minerco Resources, Inc. (OTC: MINE)
http://minercoresources.com/

Minerco Company Background: Minerco Resources, Inc. (OTC:MINE) is an emerging growth company specializing in the food and beverage industry. Its portfolio includes Athena Brands, Inc., The Herbal Collection™ and Coffee Boost™. Athena Brands, Inc. is a specialty beverage company that develops, produces, markets and distributes a diversified collection of forward-thinking, healthful consumer brands. The Athena Brands portfolio includes Avanzar Sales & Distribution, LLC, VitaminFIZZ®, Vitamin Creamer® and Island Style™. http://minercoresources.com
Recent Media Coverage: Food Navigator, Bevnet, Orange County Business Journal, ConvenienceStoreNews

Safe Harbor Statement: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.